Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 8 dated as of March 1, 2005 to the Credit, Security, Guaranty and Pledge Agreement dated as of August 31, 2001 as amended by Amendment 1 through 7 thereto, dated as of December 14, 2001, December 31, 2001, March 29, 2002, May 14, 2002, February 5, 2003, August 4, 2003 and October 28, 2004, among Crown Media Holdings, Inc. (the “Borrower”), the Guarantors named therein, the Lenders referred to therein and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), as Administrative Agent and as Issuing Bank for the Lenders (the “Agent”) (as the same may be further amended, supplemented or otherwise modified, the “Credit Agreement”).

INTRODUCTORY STATEMENT

WHEREAS, the Lenders have made available to the Borrower a credit facility pursuant to the terms of the Credit Agreement;

WHEREAS, Hallmark Cards, Incorporated has agreed to provide the Agent, for the benefit of the Lenders, with a letter of credit in an amount equal to the Total Commitment as credit support for the Obligations of the Borrower;

WHEREAS, the Borrower has requested certain consents, waivers, and amendments to the Credit Agreement, and the Lenders and the Agent have agreed to such consents, waivers, and amendments, all on the terms and subject to the conditions hereinafter set forth;

NOW THEREFORE, the parties hereto hereby agree as follows:

Section 1.               Defined Terms.  Capitalized terms used herein and not otherwise defined herein shall have the meaning given them in the Credit Agreement.

Section 2.               Amendments to the Credit Agreement.  Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Credit Agreement is hereby amended as of the Effective Date (as hereinafter defined) as follows:

(A)          Notwithstanding anything to the contrary set forth in Amendment No. 7 to the Credit Agreement, the amendments set forth therein with respect to (i) Section 6.10, (ii) the portion of Section 6.23 that excludes cash- and non-cash charges relating to the Foreign Asset Sale from calculations of EBITDA, and (iii) the deletion of Sections 6.27 and 6.28, shall become effective as of the Effective Date hereof.

(B)           Article 1 is hereby amended by adding the following definitions in the appropriate alphabetic sequence:

“‘Hallmark L/C’ shall mean an irrevocable letter of credit issued to the Agent by Citibank, N.A. in the amount of the Total Commitment as credit support for the Obligations of the Borrower, substantially in the form of Exhibit R hereto.”

“‘Hallmark Subordinated Participation’ shall have the meaning set forth in Section 14.1 hereof.”

“‘Junior Creditor’ shall mean the holder of the Hallmark Subordinated Participation.”

“‘Junior Obligations’ shall mean the obligation of the Borrower to repay the principal of, and accrued interest on, the Hallmark Subordinated Participation.”

“‘Senior Obligations’ shall mean all Obligations other than the Junior Obligations.”

(C)           Article 1 is hereby further amended by replacing the references to “JPMorgan Chase Bank” appearing in the definition of “Agent” and “Administrative Agent” with “JPMorgan Chase Bank, N.A.”

(D)          Article 1 is hereby further amended by replacing the references to “JPMorgan Chase Bank, a New York banking corporation” appearing in the definition of “Issuing Bank”, with “JPMorgan Chase Bank, N.A., a national banking association”.

(E)           The definition of “Commitment Termination Date” in Article 1 is amended in its entirety to read as follows:

“‘Commitment Termination Date’ shall mean the earlier to occur of (i) May 30, 2006 and (ii) such earlier date on which the Total Commitment shall terminate in accordance with Section 2.8(a) or Article 7 hereof.”

(F)           The definition of “Maturity Date” in Article 1 is amended in its entirety to read as follows:

“‘Maturity Date’ shall mean May 31, 2006.”

(G)           The definition of “Applicable Margin” in Article 1 is amended in its entirety to read as follows:

“‘Applicable Margin’ shall mean (i) in the case of Alternate Base Rate Loans, 0% per annum and (ii) in the case of Eurodollar Loans, 1% per annum.”

(H)          The definition of “EBITDA” in Article 1 is amended in its entirety to read as follows:

“‘EBITDA’ shall mean, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the sum for such period of (i) Consolidated Net Income, (ii) interest expenses deducted in computing Consolidated Net Income, (iii) provision for income taxes during such period, (iv) total depreciation expense and (v) total amortization expense (vi) all other non-cash expenses and (vii) all cash and non-cash items related to the Foreign Asset Sale, all as determined for such period in conformity with GAAP.”

(I)            The definition of “Material Adverse Effect” is hereby amended by deleting clause (e) in its entirety.

(J)            The definition of “Library Credit” in Article 1 is deleted in its entirety.

(K)          The definition of “Change in Management” in Article 1 is deleted in its entirety.

(L)           Section 2.1 is hereby amended by deleting the last sentence in clause (a).

(M)         Section 2.4 is hereby amended by deleting clause (a)(i)(A).

(N)          Section 2.5 is hereby amended by inserting, at the end of clause (b), the sentence “Upon repayment in full of the Term Loans, the Term Loan Commitment shall be reduced to zero.”

(O)          Section 2.7 is hereby amended by replacing “0.5%” appearing in clause (a) thereof with “0.2%”.

(P)           Section 2.8 is hereby amended by deleting clause (d) in its entirety.

(Q)          Section 2.11 is hereby amended by deleting clauses (d) and (f) in their entirety.

(R)           Section 4.2 is hereby amended by adding the following proviso at the end of clause (d) thereof:

“; provided, that after the Foreign Asset Sale Effective Date, if, after giving effect to any such Borrowing, the aggregate principal amount of all outstanding Loans plus the then-current L/C Exposure would exceed $180,000,000, then the Borrowing Certificate must also be executed by an Authorized Officer of Hallmark Cards.”

(S)           Section 5.1 is hereby amended in its entirety to read as follows:

                “SECTION 5.1.  Financial Statements and Reports.  Furnish or cause to be furnished to the Agent:

                (a)           Within 90 days after the end of each fiscal year, all audited financial statements that the Borrower was required to submit to the S.E.C. as part of its public filings for such fiscal year;

                (b)           Within 45 days after the end of each of the first three fiscal quarters of each of its fiscal years, all unaudited financial statements that the

Borrower was required to submit to the S.E.C. as part of its public filings for such fiscal quarter;

                (c)           Simultaneously with the delivery of the statements referred to in paragraphs (a) and (b) of this Section 5.1, a certificate of an Authorized Officer of the Borrower, in form and substance satisfactory to the Agent (i) stating that in the course of the performance of his duties, he would normally have knowledge of any condition or event which would constitute an Event of Default or Default and stating whether or not he has knowledge of any such condition or event and, if so, specifying each such condition or event of which he has knowledge and the nature thereof (ii) demonstrating in detail satisfactory to the Agent compliance with the provisions of Sections 6.10, 6.15, 6.21, 6.23 and 6.24 hereof; and (iii) certifying that all filings required under Section 5.8 hereof have been made and listing each such filing that has been made since the date of the last certificate delivered in accordance with this Section 5.1(c);

                (d)           Notice of (i) any action taken by the Board of Directors or governing body of any Credit Party in connection with the issuance of any additional equity securities and (ii) the date on which such Credit Party will receive the Net Cash Proceeds from the issuance of such additional equity securities;

                (e)           From time to time such additional information regarding the financial condition, business or business prospects of the Credit Parties, the amount of film inventory in which any of the Credit Parties has rights on an individual or market basis or otherwise regarding the Collateral, as any Lender may reasonably request.”

(T)           Section 5.4 is hereby amended by deleting the phrase “or would otherwise cause the loss of greater than 5,000,000 Subscribers” appearing in clause (a)(iv).

(U)          Section 5.4 is hereby further amended by deleting clause (b) in its entirety.

(V)           Sections 5.6,  5.7, 5.14, 5.15, 5.17 and 5.19 are hereby deleted in their entirety.

(W)         Section 6.5 is hereby amended in its entirety to read as follows:

                “SECTION 6.5.  Restricted Payments.  Pay or declare or enter into any agreement to pay or otherwise become obligated to make any Restricted Payments other than:

(i)            stock dividends paid solely in shares of stock of the Borrower or another Guarantor which stock is not subject to any mandatory redemption or redemption at the option of the holder;

(ii)           payments by a Credit Party to another Credit Party;

(iii)          payments to HEDC pursuant to the HEDC License Agreements;

(iv)          payments to Hallmark, Hallmark Cards or an Affiliate (i) in payment of a valid outstanding obligation or (ii) in an aggregate amount equal to the financial benefit received by the Borrower as a result of the reduction of the Applicable Margin plus any fees and costs incurred by Hallmark Cards or its Affiliate in connection with providing the Hallmark L/C; provided that, in the case of both clauses (i) and (ii), (x) no Default or Event of Default has occurred and is continuing after giving effect on a pro forma basis to such payments, and (y) the Borrower is a public company;

(v)           issuance of common stock for or upon conversion of preferred stock or debt of the Borrower; and

(vi)          payments of dividends or other amounts on preferred stock the issuance and terms of which have been approved by the Required Lenders.”

(X)          Section 6.21 is hereby amended by replacing the term “$140,000,000” appearing in the last line with “$175,000,000”.

(Y)           Section 6.23 is hereby amended by replacing the table appearing therein with the following:

Fiscal Quarter	Amount
March 31, 2005	- 15,000,000
June 30, 2005	- 10,000,000
September 30, 2005	- 5,000,000
December 31, 2005	- 5,000,000
March 31, 2006	- 5,000,000

(Z)           Section 6.24 is hereby amended in its entirety to read as follows:

                “SECTION 6.24.  Platform Agreements.  Permit (i) the aggregate amount of all cash payments to pay television distributors for Subscribers pursuant to the Platform Agreements to be greater than $40,000,000 for fiscal year 2005, (ii) allow the aggregate number of Subscribers (both paying and non-paying Subscribers) to be less than 65,000,000 for fiscal year 2005, (iii) allow annual aggregate gross Subscriber revenue of Credit Parties under the Platform Agreements to be less than $25,000,000 for fiscal year 2005.”

(AA)       Section 6.25 is hereby deleted in its entirety.

(BB)        Article 7 is hereby amended by deleting clause (l) in its entirety.

(CC)        Section 12.1 is hereby amended by deleting the phrase “(other than any item included in the Library Credit)” appearing in clause (b)(ii).

(DD)       Section 13.1 is hereby amended by replacing the references to “The Chase Manhattan Bank” appearing therein with “JPMorgan Chase Bank, N.A.”

(EE)         Section 13.11 is hereby amended by deleting clause (vii) appearing therein.

(FF)         The following new Article 14 is hereby added to the Credit Agreement:

                “14.         HALLMARK SUBORDINATED PARTICIPATION

                                                                SECTION 14.1.  Sale and General Terms of Participation Upon A Drawing Under the Hallmark L/C.

                (a)           The net proceeds received by the Agent from a drawing under the Hallmark L/C shall not be applied to repay Obligations but shall instead be treated as the purchase price for the sale of a subordinated participation in the Obligations from the Agent and the Lenders to Hallmark Cards.  Such subordinated participation in the Obligations shall be purchased at the face amount and shall be hereinafter referred to as the “Hallmark Subordinated Participation”.  If the amount of the drawing is less than the amount of the outstanding Obligations, the purchase shall be deemed to be made in the following order: (i) claims other than principal and interest, (ii) interest, and (iii) principal.

                (b)           The purchase and sale of the Hallmark Subordinated Participation shall be automatic and shall not require any action on behalf of Hallmark Cards or on behalf of the Lenders.  Such purchase and sale shall be pro rata among all of the Lenders.  To the extent that such purchase and sale is of the outstanding principal amount of the Loans, the Agent shall give notice to each of the Lenders and each Lender shall annex to its Note the notice from the Agent which memorializes the amount of the subordinated participation being purchased in that Note.

                (c)           Such purchase and sale shall be without any representation, warranty or recourse to the Agent or the Lenders; provided, however, that each Lender makes a representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby and that such interest is free and clear of any adverse claims.  The assigning Lender makes no representation or warranty and assumes no responsibility with regard to any of the statements, warranties or representations made in or in connection with any Fundamental Document or as to the execution, legality, validity, enforceability, genuineness or sufficiency or value thereof or of any instrument or documentation furnished pursuant thereto.

                (d)           Once all of the Senior Obligations have been paid in full, each of the Lenders shall, if requested by Hallmark Cards and at the expense of Hallmark Cards, endorse its Note without representation, warranty or recourse to Hallmark Cards and deliver such Note to the Agent for delivery to Hallmark Cards.  At that point in time, the

Credit Parties and Hallmark Cards agree that the Agent may immediately resign notwithstanding any provisions to the contrary contained in the Credit Agreement and that the Agent and the Issuing Bank shall continue to be entitled to all of the indemnities provided in the Credit Agreement as secured Lenders with regard to all matters relating to periods or actions taken prior to their resignation.  To the extent that there are any Letters of Credit outstanding at the time of a drawing under the Hallmark L/C, cash received by the Agent subsequent to such drawing shall be used first to provide cash collateral for such Letters of Credit.

                (e)           Notwithstanding any provisions to the contrary in the Credit Agreement, the Junior Creditor shall not be entitled to any right of consent or to vote under the Credit Agreement or to receive any payments with regard to accrued interest and fees or other amounts applicable to the Hallmark Subordinated Participation until all of the Senior Obligations shall have been paid in full.

                (f)            The Borrower acknowledges that the Total Commitment shall terminate upon the drawing under the Hallmark L/C and that subsequent thereto neither the Agent, the Issuing Bank nor the Lenders shall be obligated to provide any additional credit whatsoever to the Credit Parties.

                                                                SECTION 14.2.  Agreement to Subordinate.  The Junior Creditor agrees that the Junior Obligations are and shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full of the Senior Obligations.  Interest on the Hallmark Subordinated Participation shall accrue in accordance with the provisions of Section 2.6 hereof, but no payment of principal or interest or any other amounts shall be made with respect to the Junior Obligations until all of the Senior Obligations have been paid in full.  Any payment of principal of, or interest on, the Loans or any other amounts with regard to Obligations received or collected by the Agent, any Lender or the Junior Creditor shall be allocated first entirely to the Senior Obligations until the Senior Obligations are paid in full and only thereafter allocated to the Junior Obligations.  The expressions “prior payment in full”, “payment in full”, “paid in full” or any other similar term or phrase when used herein with respect to the Senior Obligations shall mean the payment in full, in cash, of all of the Senior Obligations.

                                                                SECTION 14.3.  Restrictions on Payment of the Junior Obligations.  The Junior Creditor shall not ask, demand, sue for, take or receive, directly or indirectly, from any Credit Party, in cash or other property, by setoff, by realizing upon the Collateral, foreclosing on any lien or otherwise, by exercise of any remedies or rights under this Credit Agreement or by executions, garnishments, or in any other manner, payment of, or additional security for, all or any part of the Junior Obligations unless and until the Senior Obligations shall have been paid in full.  The Credit Parties will not make any payment of the Junior Obligations, or take any other action, in contravention of the provisions of this Article 14.

                                                                SECTION 14.4.  Additional Provisions Concerning Subordination.  The Junior Creditor and the Credit Parties agree as follows:

                                                                (a)           In the event of (x) any dissolution, winding-up, liquidation or reorganization of a Credit Party (whether voluntary or involuntary and whether in bankruptcy, insolvency or receivership proceedings, or upon an assignment for the benefit of creditors or proceedings for voluntary or involuntary liquidation, dissolution or other winding-up of the Credit Party, whether involving insolvency or bankruptcy, or any other marshalling of the assets and liabilities of the Credit Party or otherwise), or (y) any Event of Default or an event that with notice or passage of time would constitute an Event of Default, or any default, demand for payment or acceleration of maturity regarding the Junior Obligations:

                                                                                (i)            all Senior Obligations shall first be paid in full to the Agent for the benefit of the holders of the Senior Obligations before any payment or distribution is made upon the principal of, interest on, or any fees, costs, charges or expenses in connection with, the Junior Obligations; and

                                                                                (ii)           to the extent necessary to pay in full all Senior Obligations remaining unpaid after giving effect to any concurrent payment or distribution to the holders of the Senior Obligations, any payment or distribution of assets of a Credit Party, whether in cash, property or securities to which the Junior Creditor would be entitled except for the provisions hereof, shall be paid or delivered by the Credit Party, or any receiver, trustee in bankruptcy, liquidating trustee, disbursing agent, agent or other person making such payment or distribution, directly to the Agent to be applied to outstanding Senior Obligations before any payment or distribution is made upon the Junior Obligations.

                                                                (b)           In any proceeding referred to or resulting from any event referred to in subsection (a) of this Section 14.4 commenced by or against the Borrower:

                                                                                (i)            The Agent may, and is hereby irrevocably authorized and empowered (in its own name or in the name of the Junior Creditor or otherwise), but shall have no obligation to, (A) demand, sue for, collect and receive every payment or distribution referred to in subsection (a) of this Section 14.4 and give acquittance therefor, (B) file claims and proofs of claim in respect of the Junior Obligations and (C) take such other action as the Agent may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Agent and the Lenders.

                                                                                (ii)           The Junior Creditor will duly and promptly take such action as the Agent may reasonably request to collect the Junior Obligations for the account of the holders of the Senior Obligations and to file appropriate claims or proofs of claim with respect thereto, to execute and deliver to the Agent such powers of attorney, assignments or other instruments as the Agent may request in order to enable it to enforce any and all claims with respect to the Junior Obligations, and to collect and receive any and all payments or distributions that may be payable or deliverable upon or with respect to the Junior Obligations.

                                                                (c)           All payments or distributions upon or with respect to the Junior Obligations that are received by the Junior Creditor contrary to the provisions of this

Article 14 shall be deemed to be the property of the holders of the Senior Obligations, shall be received in trust for the benefit of the holders of the Senior Obligations, shall be segregated from other funds and property held by the Junior Creditor and shall be forthwith paid over to the Agent for the benefit of the holders of the Senior Obligations in the same form as so received (with any necessary endorsement) to be applied to the payment or prepayment of the Senior Obligation until the Senior Obligations shall have been paid in full.

                                                                (d)           The subordination provisions contained herein are for the benefit of each holder of Senior Obligations and may not be rescinded, modified or cancelled at any time without the prior written consent of all holders.

                                                                (e)           So long as the Junior Obligations remains outstanding, the Junior Creditor agrees not to assert any direct right of legal redress against a Credit Party with respect to the Junior Obligations.  The Junior Creditor hereby authorizes the Agent to take legal action to enforce or protect their interest with respect to the Senior Obligations as it may from time to time see fit.

                                                                (f)            Any holder of Senior Obligations may at any time or from time to time grant to others assignments or participations in the Loans pursuant to the terms of Section 13.3 hereof.  Any such assignment or participation shall continue to be treated as a Senior Obligation of the Credit Parties and any holder of such an assignment or participation shall be entitled to the benefits of the subordination set forth in Section 14.2 above.  The Junior Creditor will not sell, assign or otherwise dispose of the Junior Obligations or any portion thereof, or grant any sub-participation therein, without the prior written consent of the Required Lenders.”

(GG)        The Credit Agreement is hereby amended to add Exhibit R to this Amendment No. 8 as Exhibit R to the Credit Agreement.

Section 3.               Consent.  The Borrower has requested that the Agent and the Lenders consent to a waiver of compliance by the Borrower of (i) the portion of Section 6.10 of the Credit Agreement which states that the Borrower shall not make or incur any obligation to make Capital Expenditures in excess of $13,000,000 for fiscal year 2004, (ii) the portion of Section 6.21 of the Credit Agreement which states that the Borrower shall not incur cash program acquisition guaranties to exceed $150,000,000 for fiscal year 2004; (iii) the portion of Section 6.23 of the Credit Agreement which states that the Borrower shall not permit EBITDA to be less than $40,000,000 for the fiscal quarter ending December 31, 2004; (iv) the portion of Section 6.24 which states that the Borrower shall not permit cash payments to television distributors to exceed $8,000,000 for fiscal year 2004; (v) the portion of  Section 6.25 which states that the Borrower will not permit Net Worth to be less than $150,000,000 for the fiscal quarter ending December 31, 2004; (vi) the portion of Section 6.27 which states that the Borrower will not permit the Leverage Ratio to exceed 12.00:1.00 in the three-month period ending December 31, 2004; and (vii) the portion of Section 6.28 which states that the Borrower will not permit the Interest Coverage Ratio to be less than 2.25:1.00 in the 12-month period ending December 31, 2004. At the request of the Borrower, each Lender by its signature hereto hereby consents to a waiver of compliance by the Borrower with each of the provisions referred to in clauses (i) through (vii) of this Section 3.

Section 4.               Agreement of the Agent.  The Agent hereby agrees that the amount of the Hallmark L/C shall be reduced from $320,000,000 to $220,000,000 when the Foreign Asset Sale Effective Date occurs and the aggregate outstanding Credit Exposure of the Lenders is reduced to an amount not in excess of $220,000,000.

Section 5.               Conditions to Effectiveness. The effectiveness of this Amendment is subject to the satisfaction in full of each of the conditions precedent set forth in this Section 5 (the date on which all such conditions have been satisfied being herein called the “Effective Date”):

(A)          the Agent shall have received counterparts of this Amendment which, when taken together, bear the signatures of the Borrower, each Guarantor, the Agent and each Lender;

(B)           the Agent shall have received the Hallmark L/C;

(C)           the representations and warranties in Section 6 shall be true on the Effective Date;

(D)          all legal matters incident to this Amendment shall be satisfactory to Morgan, Lewis & Bockius, counsel for the Agent.

Section 6.               Representations and Warranties of the Credit Parties.  Each Credit Party represents and warrants that:

(A)          after giving effect to this Amendment, the representations and warranties contained in the Credit Agreement are true and correct in all material respects on and as of the date hereof as if such representations and warranties had been made on and as of the date hereof (except to the extent that any such representations and warranties specifically relate to an earlier date); and

(B)           after giving effect to this Amendment, no Event of Default or Default will have occurred and be continuing on and as of the date hereof.

Section 7.               Further Assurances.  At any time and from time to time, upon the Agent’s request and at the sole expense of the Credit Parties, each Credit Party will promptly and duly execute and deliver any and all further instruments and documents and take such further action as the Agent reasonably deems necessary to effect the purposes of this Amendment.

Section 8.               Fundamental Documents.  This Amendment is designated a Fundamental Document by the Agent.

Section 9.               Full Force and Effect.  Except as expressly amended hereby, the Credit Agreement and the other Fundamental Documents shall continue in full force and effect in accordance with the provisions thereof on the date hereof.  As used in the Credit Agreement, the terms “Agreement”, “this Agreement”, “herein”,  “hereafter”, “hereto”, “hereof”, and words of similar import, shall, unless the context otherwise requires, mean the Credit Agreement as amended by this Amendment.

Section 10.             APPLICABLE LAW.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 11.             Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

Section 12.             Expenses.  The Borrower agrees to pay all out-of-pocket expenses incurred by the Agent in connection with the preparation, execution and delivery of this Amendment, including, but not limited to, the reasonable fees and disbursements of counsel for the Agent.

Section 13.             Headings.  The headings of this Amendment are for the purposes of reference only and shall not affect the construction of or be taken into consideration in interpreting this Amendment.

[Signature pages follow.]

                                IN WITNESS WHEREOF, the parties hereby have caused this Amendment to be duly executed as of the date first written above.

BORROWER:

CROWN MEDIA HOLDINGS, INC.

By:	/s/ William J. Aliber
	Name:	William J. Aliber
	Title:	Chief Financial Officer

GUARANTORS:

CM INTERMEDIARY, LLC
CROWN MEDIA INTERNATIONAL, LLC
CROWN MEDIA INTERNATIONAL (SINGAPORE) INC.
CROWN ENTERTAINMENT LIMITED
CROWN MEDIA DISTRIBUTION, LLC
CROWN MEDIA INTERNATIONAL (HK) LIMITED
HEN, LLC
HEN (L) LTD.
CROWN MEDIA UNITED STATES, LLC
CITI TEEVEE, LLC
DOONE CITY PICTURES, LLC
HALLMARK INDIA PRIVATE LIMITED
WAYZGOOSE CONCERT SERVICES, B.V.
CROWN MEDIA INTERNATIONAL (AUSTRALIA) PTY. LTD.

By:	/s/ William J. Aliber
	Name:	William J. Aliber
	Title:	Chief Financial Officer

LENDERS:

JPMORGAN CHASE BANK, N.A. (f/k/a
JPMorgan Chase Bank and as successor by merger
to Bank One, N.A. (Main Office Chicago)),
individually and as Agent and Issuing Bank

By	/s/ Garrett J. Verdone
Name: Garrett J. Verdone
Title: Senior Vice President

BANK OF AMERICA, N. A.

By	/s/ Thomas R. Durham
Name: Thomas R. Durham
Title: Senior Vice President

CREDIT SUISSE FIRST BOSTON

By	/s/ Thomas S. Hall
Name: Thomas S. Hall
Title: Vice President

By	/s/ Doreen Barr
Name: Doreen Barr
Title: Associate

CITICORP USA, INC.

By	/s/ Maureen Maroney
Name: Maureen Maroney
Title: Director

DEUTSCHE BANK AG NEW YORK BRANCH

By	/s/ Frederick W. Laird
Name: Frederick W. Laird
Title: Managing Director

By	/s/ Ming K. Chu
	Name:	Ming K. Chu
	Title:	Vice President

ROYAL BANK OF CANADA

By	/s/ Stephanie Babich-Allegra
	Name:	Stephanie Babich-Allegra
	Title:	Authorized Signatory

ABN AMRO BANK N.V.

By	/s/ Terrence J. Ward
Name: Terrence J. Ward
Title: Senior Vice President

By	/s/ Angela Noïque
Name: Angela Noïque
Title: Group Vice President

WESTLB AG, NEW YORK BRANCH
(f/k/a Westdeutsche Landesbank Girozentrale)

By	/s/ Lucie L. Guernsey
	Name:	Lucie L. Guernsey
	Title:	Executive Director

By	/s/ Barry S. Wadler
	Name:	Barry S. Wadler
	Title:	Associate Director

Exhibit R

Hallmark L/C

TEXT OF LETTER OF CREDIT

Irrevocable Standby Letter of Credit No. ____

Issue Date ________

BENEFICIARY:	APPLICANT:

Hallmark Cards, Incorporated
JPMorgan Chase Bank, N.A.	2501 McGee, P.O. 419126 Mail Drop #339
(f/k/a JPMorgan ChaseBank), as	Kansas City, MO 64108
AdministrativeAgent	Attn: General Counsel
270 Park Avenue
New York, NY 10017

Attn: Garrett Verdone	PLACE AND DATE OF EXPIRY:
office of our Servicer, Citicorp North America,
Inc., 3800 Citibank Center, Building B, 3rd Floor,
Tampa, Fl 33610
June 10, 2006

AMOUNT:
USD $320,000,000.00
(Three Hundred Twenty Million and 00/100 USD)

At the request and on the instruction of Hallmark Cards, Incorporated (the “Applicant”), we hereby establish our Irrevocable Standby Letter of Credit in favor of JPMorgan Chase Bank, N.A. (f/k/a JPMorgan Chase Bank), as Administrative Agent (the “Beneficiary”) under the Credit, Security, Guaranty and Pledge Agreement dated as of August 31, 2001, among Crown Media Holdings, Inc., the Guarantors referred to therein, the Lenders referred to therein and the Beneficiary (as amended, and as the same may be further amended, supplemented or modified from time to time, the “Credit Agreement”), in the amount of $320,000,000.00 (Three Hundred Twenty Million and 00/100 USD).  This Letter of Credit is effective immediately and shall automatically expire at 4:00 p.m. local time in Tampa, Florida on June 10, 2006.

This Letter of Credit is subject to automatic reduction from time to time upon receipt of a reduction certificate or reduction certificates executed on behalf of the Beneficiary in the form of Annex C hereto.

Funds under this Letter of Credit will be made available to the Beneficiary against receipt by us of a sight draft in the form attached hereto as Annex A accompanied by a drawing certificate in the form of Annex B, presented for payment on a Business Day (as hereinafter defined), with all blanks appropriately completed and signed by a person purporting to be an authorized officer of the Beneficiary.

We agree that all draft(s) drawn under and in compliance with the terms and conditions of this Letter of Credit shall be duly honored upon presentation to us at the office of our Servicer, Citicorp North America, Inc., at 3800 Citibank Center, Building B, 3rd Floor, Tampa, Fl 33610.

As used herein “Business Day” shall mean any day other than a Saturday, Sunday or other day on which banks in the city of New York, New York are authorized or required to be closed.

Partial and multiple drawings are permitted under this Letter of Credit.

This Letter of Credit sets forth in full the terms of our obligations to the Beneficiary, and our undertaking shall not in any way be amended or amplified by reference to any documents, instruments or any agreement referred to herein or to which the Letter of Credit relates, and such reference, if any, shall not in any way be deemed to incorporate herein by reference any document, instrument or agreement.

If demand for payment made by the Beneficiary hereunder does not, in any instance, conform to the terms and conditions of this Letter of Credit, we shall give the Beneficiary prompt written notice that the purported demand was not effected in accordance with the terms and conditions of this Letter of Credit, stating the reasons therefor and that we are holding any documents at the Beneficiary’s disposal or are returning the same to the Beneficiary, as we may elect.  Upon being notified that the purported demand was not effected in conformity with this Letter of Credit, the Beneficiary may attempt to correct any such nonconforming demand for payment to the extent that the Beneficiary is entitled and able to do so and within the validity of this Letter of Credit.

Except as otherwise expressly stated herein, this Standby Letter of Credit is subject to the International Standby Practices (“ISP98”), International Chamber of Commerce, Publication No. 590, and as to matters not governed by the ISP98, shall be governed by and construed in accordance with the laws of the State of New York and applicable U.S. Federal Law.

Authorized Signature

ANNEX A
to
CITIBANK, N.A.
LETTER OF CREDIT
No.

SIGHT DRAFT

[Date]

At Sight

Pay to the order of JPMorgan Chase Bank, N.A. (f/k/a JPMorgan Chase Bank), as Administrative Agent (the “Beneficiary”) under the Credit, Security, Guaranty and Pledge Agreement dated as of August 31, 2001, among Crown Media Holdings, Inc., the Guarantors referred to therein, the Lenders referred to therein and the Beneficiary (as amended, and as the same may be further amended, supplemented or modified from time to time), the sum of                                                          and                                100 dollars ($                        ) drawn on CITIBANK, N.A., as issuer of its Irrevocable Standby Letter of Credit No.               dated                 2005.

JPMorgan Chase Bank, N.A. (f/k/a
JPMorgan Chase Bank), as Administrative
Agent

By:
Name:
Title:

ANNEX B
to
CITIBANK, N.A.
LETTER OF CREDIT
No.

DRAWING CERTIFICATE

Citibank, N.A.
c/o its Servicer, Citicorp North America, Inc.

3800 Citibank Center, Building B, 3rd Floor

Tampa, Fl 33610

Attention:  Letter of Credit Department

Re:        Irrevocable Letter of Credit No.

Ladies and Gentlemen:

The undersigned, a duly authorized officer of JPMorgan Chase Bank, N.A. (f/k/a JPMorgan Chase Bank), as Administrative Agent (the “Beneficiary”), of that certain Irrevocable Letter of Credit No.              , dated        , 2005 (the “Letter of Credit”) certifies as follows to Citibank, N.A. as issuer of the Letter of Credit:

1.             All terms defined in the Letter of Credit are used in this certificate with the same respective meanings.

2.             Either (a) the amount of the drawing hereunder (i) is due and payable under that the Credit Agreement and/or a related agreement or the related notes and (ii) payment has not been made or (b) an event listed in either paragraph (f) or (g) of Article 7 of the Credit Agreement has occurred.

3.             The Beneficiary requests that payment be made to Account No.                     at JPMorgan Chase Bank, N.A.

4.             The amount of the drawing being made by this Certificate when added to the amount of any other drawing made does not exceed the amount of the Letter of Credit as presently in effect.

IN WITNESS WHEREOF, this Certificate has been executed this        day of               .

JPMorgan Chase Bank, N.A. (f/k/a
JPMorgan Chase Bank), as Administrative
Agent

By:
Name:
Title:

ANNEX C
to
CITIBANK, N.A.
LETTER OF CREDIT
No.

REDUCTION CERTIFICATE

Citibank, N.A.

c/o its Servicer, Citicorp North America, Inc.

3800 Citibank Center, Building B, 3rd Floor

Tampa, Fl 33610

Attention:  Letter of Credit Department

Re:  Irrevocable Standby Letter of Credit No.

Ladies and Gentlemen:

The undersigned, a duly authorized officer of JPMorgan Chase Bank, N.A. (f/k/a JPMorgan Chase Bank), the Beneficiary under that Irrevocable Standby Letter of Credit No.            dated             , 2005 (the “Letter of Credit”, all terms defined therein being used in this certificate with the same respective meanings) issued by Citibank, N.A. in favor of the Beneficiary, hereby consents to the reduction of the amount of that Letter of Credit by $100,000,000 from $320,000,000 to $220,000,000.

IN WITNESS WHEREOF, this Certificate has been executed this          day of               .

JPMorgan Chase Bank, N.A. (f/k/a JPMorgan
Chase Bank), as Administrative Agent

By:
Name:
Title: